EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

re:      C&D TECHNOLOGIES, INC. and Subsidiaries
          Registration on Forms S-8 (Registration No. 33-31978,
          No. 33-71390, No. 33-86672, No. 333-17979 and
          No. 333-38891) and Form S-3 Registration No. 333-38893

We are aware that our report dated May 28, 1998 on our review of interim financial information of C&D TECHNOLOGIES, INC. and Subsidiaries for the period ended April 30, 1998 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements of C&D TECHNOLOGIES, INC. and Subsidiaries on Forms S-8 (Registration No. 33-31978, No. 33-71390, No. 33-86672, No. 333-17979, No. 333-38891) and Form
S-3 Registration No. 333-38893. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ Coopers & Lybrand L.L.P.


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 12, 1998







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